                                                                     EXHIBIT 4.2

                                DEED OF COVENANT

THIS DEED OF COVENANT is made on 27th March, 2003 by each of Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC, Ciba Spezialitatenchemie Holding Deutschland GmbH and Ciba Specialty Chemicals Eurofinance Ltd. (each an ISSUER) in favour of the account holders of Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) and Euroclear Bank S.A./N.V. as operator of the Euroclear System (EUROCLEAR), or any successor to the business thereof or any other additional clearing system or systems as are specified in the Pricing Supplement relating to any Note (as defined below) (each a CLEARING SYSTEM).

WHEREAS:

(a) Each Issuer has entered into an amended and restated Program Agreement (the PROGRAM AGREEMENT, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 27th March, 2003 with Ciba Specialty Chemicals Holding Inc. (the GUARANTOR) and the Dealers named therein under which the relevant Issuer proposes from time to time to issue Euro Medium Term Notes (the NOTES), which amends and restates the amended and restated program agreement dated 16th June, 2000 with Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC, Ciba Spezialitatenchemie Holdings Deutschland GmbH, Ciba Specialty Chemicals Eurofinance Ltd., the Guarantor and the Dealers named therein (the PRINCIPAL PROGRAM AGREEMENT).

(b) Each Issuer has also entered into an amended and restated Agency Agreement (the AGENCY AGREEMENT, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 27th March, 2003 between, inter alios, the Issuer and JPMorgan Chase Bank (the AGENT).

(c) The Notes will initially be represented by, and comprised in, Temporary Global Notes (the TEMPORARY GLOBAL NOTES) and thereafter may be represented by, and comprised in, Permanent Global Notes (the PERMANENT GLOBAL NOTES and together with the Temporary Global Notes, the GLOBAL NOTES), such Global Notes representing a certain number of underlying Notes (the UNDERLYING NOTES).

(d) Each Global Note will, after issue, be deposited with a common depository for one or more Clearing Systems (each such Clearing System or all such Clearing Systems together, the RELEVANT CLEARING SYSTEM). Upon such deposit of a Global Note the Underlying Notes represented by such Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (each a RELEVANT ACCOUNT HOLDER) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer such Underlying Notes and (subject to and upon payment being made by the relevant Issuer to the bearer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.

(e) In certain circumstances specified in each Global Note, a Global Note will become void. The time at which a Global Note becomes void is hereinafter referred to as the RELEVANT TIME. In such circumstances each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the relevant Issuer all those rights which such Relevant Account Holder would have had if, prior to the Global Note becoming void, duly executed and authenticated Definitive Note(s) (as defined in the Agency Agreement) and, if the Notes are repayable in instalments, receipts in respect thereof (the RECEIPTS) and interest coupons


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
      (the COUPONS) appertaining to the Definitive Note(s) (if appropriate) had been issued in respect of its Underlying Note(s) and such Definitive Notes(s), Receipts (if appropriate) and Coupons (if appropriate) were held and beneficially owned by such Relevant Account Holder.

(f) The obligations of each Issuer under this Deed have been guaranteed by the Guarantor pursuant to the amended and restated Deed of Guarantee (the GUARANTEE) executed by the Guarantor on 27th March, 2003 and an executed copy of the Guarantee has been deposited with and shall be held by the Agent for the time being for the Notes. A copy of the Guarantee shall be available for inspection at the office of the Agent for the time being (being at the date hereof at Trinity Tower, 9 Thomas More Street, London E1 9YT).

(g) This Deed of Covenant amends and restates the amended and restated Deed of Covenant entered into by Ciba Specialty Chemicals Corporation, Ciba Specialty Chemicals PLC and Ciba Spezialitatenchemie Holding Deutschland GmbH dated 27th March, 2002. This Deed of Covenant does not affect any Notes issued pursuant to the Principal Program Agreement prior to the date hereof.

NOW THIS DEED WITNESSES AS FOLLOWS:

1. If any Global Note becomes void in accordance with the terms thereof the relevant Issuer hereby undertakes and covenants with each Relevant Account Holder (other than when any Relevant Clearing System is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the relevant Issuer all those rights which such Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned duly executed and authenticated Definitive Note(s), Receipts (if appropriate) and Coupons (if appropriate) in respect of each Underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The relevant Issuer's obligation pursuant to this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the relevant Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

2. The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the Relevant Clearing System stating:

      (a) the name of the Relevant Account Holder to which such statement is issued; and

      (b) the aggregate nominal amount of Underlying Notes credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

3. In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

4.    (a) Where the Issuer is Ciba Specialty Chemicals Corporation:


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
            The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on an Underlying Note such additional amounts as are necessary in order that the net amounts receivable pursuant to the terms of the Underlying Note by each Relevant Account Holder who is a United States Alien (as such term is defined below), after deduction for any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amounts provided for in such Underlying Note to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply to:

            (i) any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such Relevant Account Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such Relevant Account Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Relevant Account Holder (or fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:

                  (A) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein;

                  (B) having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof;

                  (C) being or having been a personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company with respect to the United States, a corporation that has accumulated earnings to avoid United States Federal income tax or a private foundation or other tax-exempt organisation; or

                  (D) an actual or a constructive "10-per cent shareholder" of the Issuer as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the
                        CODE);

            (ii) any Relevant Account Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Underlying Note or Coupon, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Underlying Note or Coupon would not have been entitled to the payment of an additional amount had such beneficiary, settlor, member or beneficial owner been the Relevant Account Holder of such Underlying Note or Coupon;

            (iii) any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the Relevant Account Holder, if required, to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the Relevant Account Holder


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
                  or a beneficial owner of such Underlying Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

            (iv) any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Underlying Note or Coupon for payment on a date more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30 day period;

            (v) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

            (vi) any tax, assessment or governmental charge that is payable otherwise than by withholding from the payment of the amounts receivable in respect of such Underlying Note or Coupon;

            (vii) any tax, assessment or governmental charge required to be withheld by any paying agent from such payment of amounts receivable in respect of any Underlying Note, if such payment can be made without such withholding by any other paying agent;

            (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) or
                  (vii);

            (ix) any Underlying Note, Receipt or Coupon presented for payment where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

            (x) any Underlying Note, Receipt or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the EU.

            As used in this Clause, UNITED STATES means the United States of America, the Commonwealth of Puerto Rico and each possession of the United States of America and place subject to its jurisdiction and UNITED STATES ALIEN means any corporation, partnership, individual or fiduciary that, as to the United States, is for United States Federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual or (D) a non-resident alien fiduciary of a foreign estate or trust.

      (b)   Where the Issuer is Ciba Spezialitatenchemie Holding Deutschland
            GmbH:

            All payments in respect of the Underlying Note, Receipt of Coupon by the Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Germany or


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
            any state (Bundesland), municipality or other political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the Relevant Account Holders after such withholding or deduction shall equal the amounts which would otherwise have been receivable in respect of the Underlying Note, Receipt of Coupon in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Underlying Note, Receipt of Coupon to or to the order of a Relevant Account Holder who is liable for such taxes or duties in respect of such Underlying Note, Receipt of Coupon by reason of his having some connection with Germany other than the mere holding of such Underlying Note, Receipt of Coupon or with respect to any Underlying Note, Receipt of Coupon presented for payment to a paying agent which is required to deduct or withhold an amount for or on account of such taxes or duties if such amount can be paid without any deduction or withholding for or on account of any taxes or duties by any other paying agent or in respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note, Receipt of Coupon presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU. Any advance income tax (Zinsabschlagsteuer) levied in Germany as well as the solidarity surcharge (Solidaritatszuschlag) imposed thereon do not constitute a withholding or deduction within the meaning of this Clause 4(a)(b).

      (c)   Where the Issuer is Ciba Specialty Chemicals PLC:

            All payments by the Issuer in respect of the Underlying Note, Receipt of Coupon shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatever nature imposed or levied by or on behalf of the United Kingdom, or any authority thereof or therein having power to tax unless the withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result (after such withholding or deduction) in the receipt by the Relevant Account Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from the Issuer in respect of their Underlying Note, Receipt of Coupon; except that no such additional amounts shall be payable with respect to any Underlying Note, Receipt of Coupon to or to the order of a person liable to such tax, duty or charge in respect of such Underlying Note, Receipt of Coupon by reason of his having some connection with the United Kingdom other than the mere holding or ownership of such Underlying Note, Receipt of Coupon or with respect to any Underlying Note presented for payment to a paying agent which is required to deduct or withhold an amount for or on account of such tax, duty or charge if such amount can be paid without any deduction or withholding for or on account of any tax, duty or charge by any other paying agent or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU.

      (d)   Where the Issuer is Ciba Specialty Chemicals Eurofinance Ltd.:

            All payments by the Issuer in respect of the Underlying Note, Receipt of Coupon shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatever nature imposed or levied by or on behalf of Bermuda, or any authority thereof or therein having power to tax unless the withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result (after such withholding or deduction) in the receipt by the Relevant Account Holders of the sums which would have been receivable (in the absence of such withholding or deduction) from the Issuer in respect of their Underlying Note, Receipt of Coupon; except that no such additional amounts shall be payable with respect to any Underlying Note to or to the order of any person liable to such tax, duty or charge in respect of such Underlying Note, Receipt of Coupon by reason of his having some connection with Bermuda other than the mere holding or ownership of such Underlying Note or with respect to any Underlying Note, Receipt or Coupon presented for payment to a paying agent more than 30 days after the Relevant Date (as defined in the Terms and Conditions of the Underlying Note) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day or where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or with respect to any Underlying Note presented for payment to a paying agent by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Underlying Note, Receipt or Coupon to another paying agent in a Member State of the EU.

5. Each Issuer hereby warrants, represents and covenants with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the relevant Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

6. This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time and for the time being. This Deed shall be deposited with and held by a depository for Clearstream, Luxembourg and Euroclear, or any successor to the business thereof and for the time being (being at the date hereof JPMorgan Chase Bank at Trinity Tower, 9 Thomas More Street, London E1 9YT) until all the obligations of each Issuer hereunder have been discharged in full.


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
7. Each Issuer hereby acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained herein are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce the said obligations against the relevant Issuer.

8. No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

9. This Deed is governed by, and shall be construed in accordance with, the laws of England.

      Each Issuer hereby irrevocably agrees, for the exclusive benefit of the Relevant Account Holders, that the courts of England are to have jurisdiction to settle any dispute which may arise out of, or in connection with, this Deed and that accordingly any suit, action or proceedings (together referred to as PROCEEDINGS) arising out of, or in connection with, this Deed may be brought in such courts. Each Issuer irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the relevant Issuer and may be enforced in the courts of any other jurisdiction (subject to the laws of the jurisdiction in which enforcement is sought). Nothing contained in this Clause shall limit any right to take Proceedings against any Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not (subject to the laws of the relevant jurisdictions). Ciba Specialty Chemicals Corporation, Ciba Spezialitatenchemie Holding Deutschland GmbH and Ciba Specialty Chemicals Eurofinance Ltd. each hereby appoints Ciba Specialty Chemicals PLC at its registered office for the time being to accept service of process on its behalf. If Ciba Specialty Chemicals PLC shall cease to be registered under the laws of England and Wales, the relevant Issuer shall appoint another person with an office in London to accept such service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

10. This Deed may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS whereof each Issuer has caused this Deed to be duly executed the day and year first above mentioned.


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
                                   SIGNATORIES

EXECUTED as a Deed by CIBA                      )     KIRK ERSTLING
SPECIALTY CHEMICALS                             )
CORPORATION                                     )     OLIVER STRUB
acting by                                       )
and                                             )
acting under the authority of that company      )
in the presence of:                             )

Witness's
Signature   A.STEINER
            ------------------------------------

Name        A.STEINER
            ------------------------------------

Address     C/o CIBA SPECIALTY CHEMICALS INC.
            ------------------------------------
            CH-4002 BASEL
            ------------------------------------



EXECUTED as a Deed by CIBA                      )     KIRK ERSTLING
SPECIALTY CHEMICALS                             )
PLC                                             )     OLIVER STRUB
acting by its attorney(s)                       )
                                                )
in the presence of:                             )

Witness's
Signature   A. STEINER
            ------------------------------------

Name        A. STEINER
            ------------------------------------

Address     C/O CIBA SPECIALTY CHEMICALS INC.
            ------------------------------------
            CH-4002 BASEL
            ------------------------------------

EXECUTED as a Deed by CIBA                      )     KIRK ERSTLING
SPEZIALITATENCHEMIE                             )
HOLDING DEUTSCHLAND GMBH                        )     OLIVER STRUB
acting by                                       )
and                                             )
acting under the authority of that company      )
in the presence of:                             )

Witness's
Signature   A. STEINER
            ------------------------------------

Name        A. STEINER
            ------------------------------------

Address     C/O CIBA SPECIALTY CHEMICALS INC.
            ------------------------------------
            CH-4002 BASEL
            ------------------------------------



EXECUTED as a Deed under                        )
Seal by CIBA SPECIALTY CHEMICALS                )     KIRK ERSTLING
EUROFINANCE LTD.                                )
and SIGNED AND DELIVERED as                     )     OLIVER STRUB
a deed on its behalf by                         )

pursuant to a power of attorney dated 26th      )
March, 2002 in the presence of:                 )

Witness's
Signature   A. STEINER
            ------------------------------------

Name        A. STEINER
            ------------------------------------

Address     C/O CIBA SPECIALTY CHEMICALS INC.
            ------------------------------------
            CH-4002 BASEL
            ------------------------------------

                                                                  CONFORMED COPY

                                27TH MARCH, 2003




                          CIBA SPECIALTY CHEMICALS PLC
                      CIBA SPECIALTY CHEMICALS CORPORATION
                CIBA SPEZIALITATENCHEMIE HOLDING DEUTSCHLAND GMBH
                    CIBA SPECIALTY CHEMICALS EUROFINANCE LTD.
                                   AS ISSUERS



                  ---------------------------------------------

                                DEED OF COVENANT

                  --------------------------------------------




                              [ALLEN & OVERY LOGO]
                                     LONDON